UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 11, 2012

OMEGA COMMERCIAL FINANCE CORPORATION
(Exact name of registrant as specified in charter)

Wyoming	333-180443	83-0219465
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1000 5th Street, Suite 200, Miami, Florida	33139
(Address of Principal Executive Offices	(Zip Code)

Registrant's telephone number, including area code: (305) 704-3294

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

On October 4, 2012, the Board of Directors of Omega Commercial Finance Corp. (the “Company”) authorized the creation of 5,000,000 Series A Redeemable Cumulative Preferred Stock, par value $200 per share (“Series A Preferred”), which designation was finalized and executed by the Board of Directors on October 11, 2012.  In accordance with the Wyoming Business Corporation Act, the Series A Preferred designation was entered into the books and records of the Company but not filed with the state of Wyoming.

Each share of Series A Preferred will pay a dividend equal to 7.25% of par value, per annum.  The accruing dividends shall accrue from day to day pro rata from the original issue date, whether or not earned or delivered, and shall be cumulative.   At any time after the 1st anniversary of the original issue date of the Preferred Shares, the Company shall have the right, but not the obligation, to redeem, out of funds legally available therefor, all (but not less than all) of the outstanding Preferred Shares.  On the 5th anniversary of the original issue date, the Company shall have the obligation to redeem, out of funds legally available therefor, all outstanding Preferred Shares.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3(i) – Certificate of Designation of Series A Redeemable Cumulative Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 15, 2012

Omega Commercial Finance Corporation:

By:/s/ Jon S. Cummings, IV

Name: Jon S. Cummings, IV

Title: Chief Executive Officer

Date: October 15, 2012

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3(i)	Certificate of Designation of Series A Redeemable Cumulative Preferred Stock

2